UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 24, 2006

Max Re Capital Ltd.
__________________________________________
(Exact name of registrant as specified in its charter)

Bermuda	000-33047	Not Applicable
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Max Re House, 2 Front Street, Hamilton, Bermuda		HM 11
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(441) 296-8800

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

As further discussed in Item 5.02 below, Robert J. Cooney, Chairman and Chief Executive Officer of the Registrant, resigned effective October 29, 2006 and W. Marston Becker, a director of the Registrant, has been appointed as Chairman and acting Chief Executive Officer. The Registrant entered into a consulting agreement with Mr. Becker dated October 30, 2006 pursuant to which Mr. Becker agreed to serve as Chairman and acting Chief Executive Officer of the Registrant for a monthly base compensation of $75,000 plus a cash incentive bonus as determined by the Compensation Committee of the Board of Directors of the Registrant. The agreement also awards Mr. Becker with 7,500 common shares of the Registrant for every month during the term of the agreement up to a maximum award of 50,000 shares. The agreement also provides that the Registrant will indemnify and hold Mr. Becker harmless from and against claims, damages or liabilities arising out of his engagement, subject to exceptions. Either the Board of Directors or Mr. Becker may terminate the agreement upon thirty days notice.

A copy of the consulting agreement is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 1.02 Termination of a Material Definitive Agreement.

As further discussed in Item 5.02 below, Robert J. Cooney, Chairman and Chief Executive Officer of the Registrant, resigned effective October 29, 2006. The Registrant expects to enter into a separation agreement with Mr. Cooney in the near future pursuant to which the Amended and Restated Employment Agreement, dated as of August 1, 2004, between Mr. Cooney and the Registrant would be terminated effective October 29, 2006.

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On October 29, 2006, the Registrant issued a news release announcing that its Audit and Risk Management Committee reopened its previously announced internal investigation with respect to two of the three contracts originally in question and has contacted the Securities and Exchange Commission. A copy of the news release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

The internal investigation, which had concluded in May 2006, was initiated to consider whether three finite risk retrocessional contracts were properly accounted for by the Registrant, principally with respect to whether they contain sufficient risk transfer to meet the requirements of Financial Accounting Standard No. 113. As previously reported in May 2006, the internal review supported the Registrant’s original determination that the three contracts in question contained sufficient risk transfer to be accounted for as reinsurance.

Recently, however, the Audit and Risk Management Committee received from the counter-party to these two contracts additional information that was unknown and unavailable at the conclusion of the initial internal investigation. The Committee immediately reopened the investigation to determine whether, in light of this additional information, these two contracts, which were entered into in 2001, still satisfied the risk transfer requirements of Financial Accounting Standard No. 113. The additional information raised the possibility of the existence of an oral agreement that would negate risk transfer. The available evidence does not allow for a definitive conclusion as to the existence of such an oral agreement. However, because some of the evidence suggests such an agreement, the Registrant believes that there is an insufficient basis to conclude that there was risk transfer with respect to these two contracts and, accordingly, the Registrant has determined that it is appropriate to restate its financial statements for the years ending December 31, 2001 through 2005 and for each of the periods ended March 31, 2006 and June 30, 2006 to reflect no risk transfer for these two contracts. The additional information did not relate to the third contract reviewed in the initial internal investigation, which is with a different counter-party, and the accounting for that contract remains unchanged. As determined by the Audit and Risk Management Committee on October 26, 2006, the Registrant’s previously issued financial statements for these periods should no longer be relied upon. Although the allocation among the periods is currently being determined, the Registrant believes that the cumulative adjustment from this restatement would be a reduction to retained earnings at June 30, 2006 of not more than approximately $10 million, or approximately 0.8% of shareholders' equity or $0.17 per share. The Registrant will file a restated Form 10-K/A for the year ended December 31, 2005 and restated Forms 10-Q for each of the periods ended March 31, 2006 and June 30, 2006 as soon as possible.

The Registrant and its Audit and Risk Management Committee have discussed the decision to restate with the Registrant’s independent auditors.

As previously reported, the Registrant has voluntarily contacted the Securities and Exchange Commission ("SEC") and is continuing to cooperate with the SEC’s related investigation. The Registrant has voluntarily provided information to the SEC and expects to receive a related subpoena, to which the Registrant will respond.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On October 29, 2006, the Registrant announced the resignation of Robert J. Cooney, Chairman and Chief Executive Officer. On that date, the Registrant also announced that the Board of Directors has appointed W. Marston Becker, a director of the Registrant, as Chairman and acting Chief Executive Officer effective immediately. Mr. Cooney also resigned from the Board of Directors of the Registrant and each of its subsidiaries.

Additionally, on October 29, 2006, the Registrant announced that Peter A. Minton, Executive Vice President and Chief Risk Officer, has assumed the additional role of Chief Operating Officer and Angelo Guagliano, Executive Vice President of the Company's operating subsidiary, Max Re Ltd., and President of Max Re Ltd.'s Insurance Division, has assumed the role of Chief Underwriting Officer.

In addition, the Registrant received the resignation of Mr. George L. Estes III as a Director of the Company, effective October 24, 2006. Mr. Estes resigned in order to pursue other interests.

W. Marston Becker, 54, has served as a director of the Registrant and Max Re Ltd. since April 2004. Mr. Becker currently is an advisor/consultant in the insurance industry and also Chairman and General Partner of West Virginia Media Holdings, which he co-founded in 2001. Since 2002, Mr. Becker has also been Chairman and Chief Executive Officer of the run-off for LaSalle Re Holdings Limited, a Bermuda insurance company. Mr. Becker was Chairman of the Board and Chief Executive Officer of Trenwick Group, Ltd., a Bermuda insurance company, from August 2002 until January 2005. Mr. Becker previously was Vice Chairman and a director of Royal & SunAlliance USA, from 11/1999 to 12/2000, following their acquisition at Orion Capital Corporation, where from 1997 to 1999 Mr. Becker served as its Chairman of the Board and Chief Executive Officer and from 1994 to 1996 as President and Chief Executive Officer of its subsidiary. Mr. Becker is Chairman and a director of ICAT Holdings, LLC, an MGA specializing in property catastrophe insurance, serves as a director of Selective Insurance Group, Inc. and of Beazley Group plc (BEZ.L). Mr. Becker is licensed as a certified public accountant and an admitted attorney in West Virginia.

Peter A. Minton, 48, has served as a director of the Registrant and Max Re Ltd. since July 2004, and as Executive Vice President and Chief Risk Officer since February 2001. Mr. Minton joined the Registrant and Max Re Ltd. in April 2000 as Senior Vice President and Chief Risk Officer. Mr. Minton has served as a director of Max Re Diversified Ltd. since October 2001 and Max Europe Holdings Limited, Max Re Europe Limited and Max Insurance Europe Limited since 2006. From 1999 to 2000, Mr. Minton was Managing Director and Head of Fixed Income Research for Scudder Kemper Investments. From 1996 to 1999, Mr. Minton was a Senior Vice President of Investments at General Reinsurance Company. From 1991 to 1996, Mr. Minton held the position of Principal and Head of Fixed Income Strategy at Morgan Stanley & Co. Incorporated. From 1984 to 1991, Mr. Minton was Vice President and Portfolio Manager at CMB Investment Counselors. Prior to joining CMB Investment Counselors, Mr. Minton was a tax planner in the Tax Department of Ernst & Whinney between 1981 and 1984.

Angelo M. Guagliano, 52, joined Max Re Ltd. in January 2003 as an Executive Vice President, and has also been President and Chief Underwriting Officer of the Insurance Division of Max Re Ltd. since March 2005. Mr. Guagliano held various management positions at XL Insurance (Bermuda) Ltd., including Executive Vice President, Country Manager and Chief Excess Liability Underwriter, from January 1995 to December 2002. From 1988 to 1995, Mr. Guagliano worked for Reliance National in New York in their E&S Primary Unit. From 1981 to 1988, Mr. Guagliano worked as a Casualty Facultative Underwriter for Prudential Reinsurance Corporation and as an Excess Liability Underwriter for the Royal Insurance Company. Mr. Guagliano began his underwriting career with Harford Insurance Company in 1979.

A copy of the news release announcing the above management changes is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 8.01 Other Events.

On October 30, 2006, the Registrant issued a news release announcing the declaration by the Board of Directors of a dividend of $0.07 per share. The news release is attached as Exhibit 99.2 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number Description

10.1 Consulting Agreement, dated October 30, 2006, by and between W. Marston Becker and the Registrant
99.1 Copy of press release, dated October 29, 2006, issued by the Registrant
99.2 Copy of press release, dated October 30, 2006, issued by the Registrant

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Max Re Capital Ltd.

October 30, 2006	By:	/s/ W. Marston Becker

Name: W. Marston Becker
Title: Chairman and Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

10.1	Consulting Agreement, dated October 30, 2006, by and between W. Marston Becker and the Registrant
99.1	Copy of press release, dated October 29, 2006, issued by the Registrant
99.2	Copy of press release, dated October 30, 2006, issued by the Registrant